UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

LA ROSA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

La Rosa Holdings Corp. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 24, 2026 (the “Original Form 8-K”), disclosing that the Company intends to restate its financial statements for the fiscal year ended December 31, 2024. This amendment to the Original Form 8-K (“Amendment No. 1”) is being filed to amend and restate the Item 4.02 disclosure in its entirety to clarify disclosures made in the Original Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 24, 2026, the Audit Committee (the “Committee”) of the Board of Directors of La Rosa Holdings Corp. (the “Company”), in connection with the preparation of the Company’s and its subsidiaries’ consolidated financial statements for the year ended December 31, 2025, concluded that corrections are required to revenues and cost of revenue recognition in its previously issued consolidated statement of operations for the years ended December 31, 2024 and 2023 included in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Period”), and for the unaudited condensed consolidated statement of operations for each quarterly and year-to-date periods in 2025 and 2024 that were included in Forms 10-Q that were filed for the periods ended March 31, 2024, June 30, 2024, September 30, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 (the “Interim Periods”) (collectively, the “Restatement”). Additionally, the Company’s earnings and press releases and similar communications should no longer be relied upon for the Annual Period and Interim Periods.

Such conclusion of the Committee was based on the fact that management of the Company identified that certain property management fee revenue was recorded inclusive of tenant rent on a gross basis. Upon review of the underlying contractual arrangements and evaluation under FASB ASC 606, Revenue from Contracts with Customers, management concluded that the Company acted as an agent rather than as a principal for a significant portion of these arrangements. As a result, the Company overstated its revenue during the Annual Period and Interim Periods and such revenue should be reduced.

Additionally, payments to landlords related to tenant rent were presented as cost of revenue. Accordingly, the Company determined that costs of revenue were overstated by the same amount as revenue and should be reduced by an equivalent amount for the same periods. There is no impact on gross profit or any other financial statement caption.

The Company intends to restate the consolidated financial statements for the year ended December 31, 2024 in its Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the Securities and Exchange Commission as soon as reasonably practicable (the “Comprehensive Form 10-K”). The Comprehensive Form 10-K will also include restated unaudited financial information for the Interim Periods. Accordingly, the Company does not intend to file separate amended reports for the Annual Period and Interim Periods.

In connection with the Restatement, management has identified material weaknesses in the Company’s internal control over financial reporting resulting in the conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2024. Management has taken and is taking additional steps to remediate the material weaknesses in our internal control over financial reporting. Additional details regarding the material weaknesses will be reflected in the Comprehensive Form 10-K.

The officers of the Company discussed the matters disclosed in this Current Report on Form 8-K with CBIZ CPAs P.C., the Company’s independent registered public accounting firm.

Cautionary Note Regarding Forward-Looking Statements

This report contains statements that are forward-looking and as such are not historical facts. This includes statements regarding the Restatement, the Company’s intention to file Comprehensive Form 10-K and similar expectations, beliefs, plans, objectives, assumptions or projections of the Company and therefore such statements are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “would,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K, and the other documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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